EXHIBIT 10.20


                            INGEN TECHNOLOGIES, INC.

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (The "Agreement") is made and entered into this 15th day of October, 2004; by and between KHOO Yong Sin (the "Purchaser"), a an Individual representing various investment groups, having its principal offices/location at No. 21 Upper Weld Road, Singapore 207378, and Ingen Technologies. Inc. (the "Seller", "Ingen" or the "Company"), a Goergia corporation, having its corporate headquarters at 285 E. County Line Rd., Calimesa CA 92320;

                              W I T N E S S E T H:

         WHEREAS, the Seller has the authority to issue 5,000,000 shares (five Million shares) of the Company's public common stock that is Registered and Restricted under SEC Rule-144; and

         WHEREAS, the Seller is in the business of developing, manufacturing, marketing and selling medical and commercial products; and

         WHEREAS, the Seller is desirous of selling shares of its common stock at negotiated prices to sophisticated and knowledgeable investors for the purpose of raising working capital and expanding its business in accordance with its business plan; and

         WHEREAS, the Purchaser is representing various investors and interested in purchasing common shares of the Company's stock in accordance with the terms and conditions set forth herein,

         WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements;

NOW, THEREFORE, in consideration of the following premises, representations, warranties, covenants, and for other good and valuable consideration, the timely receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       Sale of Shares
         --------------

Pursuant to the terms contained in this Agreement, the Purchaser hereby agrees that it will tender the purchase price (the "Purchase Price") of $0.05 (Five Cents) to buy up to 5,000,000 (Five Million) shares (the "Shares") of public common stock issued by the Company and Restricted under Rule-144 pursuant to the purchase schedule in Exhibit-A and made a part hereof. The total amount of purchase being $ 250,000 (Two Hundred Fifty Thousand Dollars). This sum shall be tendered in certified funds (cashier check or bank draft) and/or a wire transfer to the bank account of the Company pursuant to the payment schedule attached and made a part of herein as Exhibit-A. With the simultaneous payment and delivery of the Purchase Price by the Purchaser to the Company, the Seller shall issue and deliver to the Company immediate tender for the said shares of common stock referenced herein for value of the purchase amount received by the Purchaser. The Company shall be responsible for assuring that the purchased shares are duly recorded with the Stock Transfer Agent referred to as Executive Registrar and Transfer Agency, Inc., located in Englewood, Colorado, and as fully assessable and paid stock in the corporate stock register and with the records of the Company's stock transfer agent. Said event shall hereinafter be known as the "Closing."

All parties further acknowledge that they have had the opportunity to hire counsel of their own choosing to serve as counselors and advisors in this transaction.

2.       Representations and Warranties of Seller.
         -----------------------------------------

As a material inducement to Purchaser to enter into this Agreement, Seller hereby makes the following representations and warranties, effective as of the date hereof and AT Closing;

(a) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby does not, and as of Closing shall not, violate any provision of any existing law or regulation, or any mortgage, indenture, security agreement, contract, or other agreement to which Seller is a party.

(b) Seller has the full, absolute, and entire power and legal rights to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby.

(c) The Shares to be sold to Purchaser are free and clear of all liens and other encumbrances.

(d) Each share sold by the Seller to the Purchaser pursuant to this Agreement shall be a validly issued, fully paid and nonassessable share of unrestricted common stock of the Corporation.

(e) The Company is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its' jurisdiction of incorporation and the Company has the requisite corporate power to carry on its business as now being conducted.

(1) The Seller makes no warranties and representations whatsoever, whether express or implied, either directly or indirectly, pertaining to the market value of the Shares or the Company. The Purchaser's decision to buy the Shares referenced herein are the result of the Purchaser's own due diligence, research and investigation. The Purchaser acknowledges that it has been advised by the Company that there currently exists no public market for the sale of its Shares, The value of the Company and its equities will in the future depend upon circumstances that are, in many instances, within the control of the Company or its officers and directors. These factors include, but are not limited to, the public's perception of and need for the Company's products, the types and prices of competing products, AND the ability of the Company to implement its business plan.

3.       Representations and Warranties of Purchaser
         -------------------------------------------

As a material inducement to Seller to enter into this Agreement, Purchaser Hereby make the following representations and warranties, effective as of the date hereof and at Closing:

(a) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby does not, and as of Closing shall not violate any provision of any existing law or regulation, or any mortgage, indenture, security agreement, contact, or other agreement to which Purchaser is a party.

(b) Purchaser has the full, absolute, and entire power and legal right to execute, deliver and perform Ibis Agreement and to consummate the transaction contemplated hereby.

(c) Purchaser has sufficient knowledge and experience in investing in companies similar to the Corporation, in terms of the Corporation's stage of development, so as to be able to evaluate the risks and merits of its investment in the Seller's Shares, and it is able financially to bear the risks thereof

(d) Purchaser has undertaken all due diligence which it deemed necessary or appropriate and, in furtherance thereof, has had an opportunity to discuss with the Seller all material aspects and conditions of the Corporation, including the management and financial affairs of the Corporation, and to obtain information and examine all documents relating to the Corporation. All questions asked by the Purchaser have been answered to its full satisfaction, and all information and documents, records and books pertaining to this investment the Purchaser has requested have been made available to it.

(e) The Shares being purchased by Purchaser are being provided to various investors, and as such the Purchaser shall provide instructions to the Seller regarding issuing the shares in each of the names of the investors. The Purchaser shall provide the Seller the name in which the certificate should be issued, the amount of shares to be issued, the address and tax identification of the name in which the shares are to be issued.

(f) Purchaser understands that the Seller is a public company. Accordingly, Purchaser understands and acknowledges that the Shares are registered under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) thereof or Rule 505 and Rule 506 promulgated under the Act.

(g) Purchaser recognizes that an investment in the Shares involves a degree of risk, and it is fully cognizant of and understands all of the risk factors related to the purchase of the Shares, and Purchaser has negotiated the terms and conditions of this Agreement in consideration thereof.

(h) Purchaser warrants and represents that it has had the opportunity to retain counsel of its' own choosing to advise it and to review and negotiate the terms and conditions of this transaction.

4.       Conditions Precedent to the Obligations of Purchaser.
         -----------------------------------------------------

All obligations of Purchaser to close on the sale and purchase pursuant to this Agreement shall be subject to the following conditions:

(a) The Seller shall deliver to the Transfer Agent within the time stipulated in this Agreement the certificates representing the Shares.

(b) The Stockholders of the Corporation representing a majority of shares authorized and issued shall consent to the execution by Seller of this Agreement.

(c) In the event that the Purchaser is not able to meet or complete the Purchase
Schedule in Exhibit-A, the Seller may terminate this Agreement by serving written notice to the Purchaser and the termination shall be effective seven (7) days from the date of said written notice. Upon termination, either party shall not have any claims against the other party.

5.       Expenses.
         ---------

Each party hereto shall pay its own expenses in connection with the transaction contemplated hereby, whether or not such transaction shall be consummated.

6.       Brokerage.
         ----------

Each party hereto will indemnify and hold harmless the other from and in respect to any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made & claimed to have been made by such party with any third party.

7.       Assignability.
         --------------

This Agreement and the burdens and benefits hereunder are not assignable by either party without the prior written consent of the other party. The Seller understands that the Purchaser is representing various investors, and therefore the Seller authorizes the Purchaser to provide instructions regarding the name in which each share certificate should be issued. The Purchaser will represent each of his investors under the terms and conditions herein.

8.       Notices.
         --------

All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier (with proof of receipt requested) or mailed by certified or registered mail, return receipt requested, addressed as follows:

(a) If to the Seller, to Scott Sand, Chairman of Ingen Technologies, Inc.

(b) If to the Purchaser, to or at such other address or addresses as shall have been furnished by one party to the other in the manner specified in this paragraph 8.

9.       Governing Law.
         --------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the conflict of law provisions thereof.

10.      Headings.
         ---------

The descriptive headings of the several provisions and sections of this are inserted for convenience only and do not constitute a part of this Agreement.

11.      Entire Agreement.
         -----------------

This Agreement including the Exhibits hereto constitutes the entire agreement of the parties with respect to the subject matter hereof. All Exhibits hereto are incorporated herein by reference.

12.      Counterparts.
         -------------

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.      Changes and Waiver.
         -------------------

No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom the provision is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

14.      Survival of Representations and Warranties.
         -------------------------------------------

All of the representations and warranties contained in this Agreement shall survive (i) the execution of this Agreement and any other documents related thereto and (ii) the transfer of the Shares to the Escrowee and ultimately to the Purchaser and shall not be merged therein.

15.      Invalid Provisions.
         -------------------

Should any portion of this Agreement be declared invalid or unenforceable for any reason, it shall be modified and adjusted rather than voided, if possible to achieve the material intent of the parties. Any invalidity of any provision of this Agreement shall not affect any other provisions of this Agreement, which shall be deemed enforceable and valid to the maximum extent possible.

16.      Facsimiles.
         -----------

Facsimile or email transmissions of this Agreement, when duly executed by the parties or their authorized representatives shall be as effective and legally binding as executed originals of this Agreement.

17.      Exhibits to the Agreement.
         --------------------------

The following documents have been provided to the Purchaser and shall be deemed to be part of this Agreement and are furnished by the Seller to the Purchaser to inform it of the Company's activities and plans.

i)       Corporate Charter
ii)      Certificate of Good Standing
iii)     Financial Statement
iv)      Tax Returns
v)       Patents & Trademarks

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the year and date first written above.



          Purchaser:

          /S/ KHOO Yong Sin                                    October 15, 2004
          -------------------------------------------          ----------------
          KHOO Yong Sin                                              Date
          No. 21 Upper Weld Road
          Singapore, 207378
          Tel: +65 9746 8288



          Ingen Technologies, Inc.

          /S/ SCOTT R. SAND                                    October 15, 2004
          -------------------------------------------          ----------------
          Scott R. Sand, Chairman and CEO                            Date

                                    EXHIBIT-A

PURCHASE SCHEDULE:


The Purchaser agrees to pay $50,000 on or before November 15, 2004

The Purchaser agrees to pay $100,000 on or before December 15, 2004

The Purchaser agrees to pay $100,000 on or before January 15, 2005